EXHIBIT 5

                               September 25, 1996



Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111

      Re:   Registration Statement on Form S-1
            $150,000,000 of Senior Subordinated Notes due 2006

Ladies and Gentlemen:

      The following opinion is furnished to you in connection with the registration pursuant to a registration statement on Form S-1 (File No. 333-10359) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by Iron Mountain Incorporated, a Delaware corporation (the "Company"), of $150,000,000 of Senior Subordinated Notes due 2006 (the "Notes"), which Notes will initally be guaranteed (the "Guarantees") by each of the Company's direct and indirect wholly owned subsidiaries (collectively, the "Subsidiary Guarantors") and issued under an indenture relating to the Notes (the "Indenture") by and among the Company, the Subsidiary Guarantors and First Bank National Association, as Trustee (the "Trustee").

      We have acted as counsel to the Company in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company, of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware and the Laws of the Commonwealth of Massachusetts and the State of New York. Insofar as the opinions herein pertain to matters of California law relating to Hollywood Property, Inc., a California corporation and a Subsidiary Guarantor ("HPI"), we have with your consent relied upon the opinion of Nossaman, Guthner, Knox & Elliott, California counsel to HPI.

Iron Mountain Incorporated
September 25, 1996
Page 2

      Based upon and subject to the foregoing, we are of the opinion that the Company and the Subsidiary Guarantors have taken all necessary action to approve the Indenture and the terms of the Notes and Guarantees, and when (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee and the Notes have been duly executed by the Company and authenticated by the Trustee and the Guarantees have been duly executed by the Subsidiary Guarantors in accordance with the provisions of the Indenture,
(iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Notes with the Guarantees affixed thereto have been delivered to the purchasers thereof against payment of the purchase price therefor as described in the Registration Statement, the Notes and the Guarantees will be validly issued and binding obligations of the Company and the Subsidiary Guarantors, respectively, subject in each case to the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and the obligations of debtors generally and (b) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

      We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the conclusions expressed above.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Validity of Securities." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/Sullivan & Worcester LLP

                                          SULLIVAN & WORCESTER LLP